Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2025 Second Quarter Results
Company Raises Full Year 2025 Financial Guidance
Charleston, S.C. (July 30, 2025) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced financial results for its second quarter ended June 30, 2025.
"I continue to be very pleased with Blackbaud’s significant improvement in growth and profitability since 2020, and our very strong second quarter and first half of 2025 results are a further testament to the power of our people, our products and our position in the marketplace serving the social impact sector," said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. "In fact, in the second quarter, we significantly exceeded the Rule of 40, delivering our highest quarterly performance in this metric in the Company’s history. This result demonstrates that Blackbaud is well positioned to continue improving our results on the Rule of 40 as we move to a Rule of 45."
Second Quarter 2025 Results Compared to Second Quarter 2024 Results:
•GAAP total revenue was $281.4 million, down 2.1% (driven by divestiture of EVERFI) and non-GAAP organic revenue increased 6.8%.
•GAAP recurring revenue was $275.6 million, down 2.0% (driven by divestiture of EVERFI) and represented 98.0% of total revenue. Non-GAAP organic recurring revenue increased 6.9%.
•GAAP income from operations was $56.7 million, with GAAP operating margin of 20.1%, an increase of 540 basis points.
•Non-GAAP income from operations was $94.3 million, with non-GAAP operating margin of 33.5%, an increase of 350 basis points.
•GAAP net income was $26.0 million, with GAAP diluted earnings per share of $0.54, up $0.12 per share.
•Non-GAAP net income was $58.2 million, with non-GAAP diluted earnings per share of $1.21, up $0.13 per share.
•Non-GAAP adjusted EBITDA was $108.5 million, up $5.9 million, with non-GAAP adjusted EBITDA margin of 38.5%, an increase of 280 basis points.
•Rule of 40 score of 45.3%.
•GAAP net cash provided by operating activities was $66.9 million, an increase of $13.1 million, with GAAP operating cash flow margin of 23.8%, an increase of 510 basis points.
•Non-GAAP free cash flow was $51.5 million, an increase of $18.9 million, with non-GAAP free cash flow margin of 18.3%, an increase of 690 basis points.
•Non-GAAP adjusted free cash flow was $53.1 million, an increase of $16.7 million, with non-GAAP adjusted free cash flow margin of 18.9%, an increase of 620 basis points.
"We are raising our full-year 2025 financial guidance across all key metrics, driven by our strong performance in the first half of the year," said Chad Anderson, executive vice president and CFO, Blackbaud. "Our outperformance in both revenue and profitability reflects our disciplined operational execution, ongoing productivity improvements, and the strength of our financial model. We remain focused on delivering greater value to our customers and shareholders—both now and in the future."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP

PRESS RELEASE
financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud has welcomed Salesforce veteran Bill Fort as senior vice president of North America sales.
•At its annual developer’s conference, Blackbaud equipped developers with cutting edge AI skills and announced the company's vision for Agentic AI to help customers unlock new levels of effectiveness and deeper connections across critical fundraising operations like donor cultivation, stewardship, and sustainer management.
•In addition, at its May Product Update Briefings, Blackbaud showcased its Intelligence for Good® AI strategy, highlighting how powerful, responsible AI is being integrated directly within products.
•Blackbaud and Constant Contact rolled out a strategic integration to enable social impact customers to reach and engage supporters more effectively using leading email, SMS, social media and other digital marketing functions, all through an embedded experience in Blackbaud Raiser’s Edge NXT®.
•The Blackbaud Institute released a 2025 Status of Fundraising report, showing the growing recognition of technology, including AI, within social impact and its impact on fundraising revenue growth and success.
•Blackbaud released its 2024 Impact Report, sharing how the company has advanced its environmental, social and governance priorities in the past year, and Blackbaud was also named one of Newsweek’s World’s Greenest Companies 2025.
•Blackbaud announced keynote speakers and sessions for bbcon 2025, happening Oct. 6-8 in Philadelphia.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today raised its 2025 full year financial guidance (does not contemplate future impact of the One Big Beautiful Bill Act):
•GAAP revenue of $1.120 billion to $1.130 billion
•Non-GAAP adjusted EBITDA margin of 35.4% to 36.2%
•Non-GAAP earnings per share of $4.30 to $4.50
•Non-GAAP adjusted free cash flow of $190 million to $200 million
Included in its 2025 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $65 million to $69 million
•Fully diluted shares for the year are expected to be approximately 48.5 million to 49.5 million
•Capital expenditures for the year are expected to be approximately $55 million to $65 million, including approximately $50 million to $60 million of capitalized software development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and

PRESS RELEASE
other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, capital expenditures for property and equipment, plus cash outflows related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Stock Repurchase Program
As of June 30, 2025, Blackbaud had approximately $545 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in July 2024.
Reclassifications
Our revenue from "recurring" and "one-time services and other" have been combined within "revenue" beginning in 2025 due to the immateriality of our one-time services and other revenue. In order to provide comparability between periods presented, our “recurring“ and “one-time services and other" revenue lines have been combined within “revenue" in the previously reported consolidated statements of comprehensive income to conform to the presentation of the current period. Similarly, "cost of recurring" and "cost of one-time services and other" have been combined within "cost of revenue" in the previously reported consolidated statements of comprehensive income to conform to the presentation of the current period.
Conference Call Details
What:    Blackbaud's 2025 Second Quarter Conference Call
When:    July 30, 2025
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud also uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment, plus cash outflows related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP free cash flow and Non-GAAP adjusted free cash flow are not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

PRESS RELEASE
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies, if any, acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; Security Incident-related costs; and impairment and disposition charges.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$41,566	$67,628
Restricted cash	870,248	741,884
Accounts receivable, net of allowance of $7,131 and $5,228 at June 30, 2025 and December 31, 2024, respectively	145,237	83,539
Customer funds receivable	5,696	1,970
Prepaid expenses and other current assets	91,222	81,287
Total current assets	1,153,969	976,308
Property and equipment, net	83,052	91,926
Operating lease right-of-use assets	5,266	26,554
Software development costs, net	153,604	148,319
Goodwill	1,057,927	1,052,506
Intangible assets, net	120,791	132,881
Other assets	54,784	67,221
Total assets	$2,629,393	$2,495,715
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$42,664	$50,810
Accrued expenses and other current liabilities	40,863	75,543
Due to customers	874,757	742,340
Debt, current portion	22,566	23,875
Deferred revenue, current portion	399,207	359,529
Total current liabilities	1,380,057	1,252,097
Debt, net of current portion	1,136,112	1,051,110
Deferred tax liability	9,773	9,518
Deferred revenue, net of current portion	2,179	2,015
Operating lease liabilities, net of current portion	5,526	34,186
Other liabilities	7,796	4,796
Total liabilities	2,541,443	2,353,722
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 72,263,568 and 70,943,373 shares issued at June 30, 2025 and December 31, 2024, respectively; 48,506,643 and 49,245,588 shares outstanding at June 30, 2025 and December 31, 2024, respectively	72	71
Additional paid-in capital	1,347,234	1,291,442
Treasury stock, at cost; 23,756,925 and 21,697,785 shares at June 30, 2025 and December 31, 2024, respectively	(1,199,608)	(1,060,348)
Accumulated other comprehensive loss	(6,292)	(4,869)
Accumulated deficit	(53,456)	(84,303)
Total stockholders’ equity	87,950	141,993
Total liabilities and stockholders’ equity	$2,629,393	$2,495,715

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$281,382	$287,286	$552,043	$566,536
Cost of revenue	113,633	124,700	228,448	250,906
Gross profit	167,749	162,586	323,595	315,630
Operating expenses
Sales, marketing and customer success	44,046	47,081	88,690	97,946
Research and development	33,595	39,068	67,154	81,870
General and administrative	32,856	33,443	89,535	81,197
Amortization of intangible assets	566	902	1,100	1,806
Total operating expenses	111,063	120,494	246,479	262,819
Income from operations	56,686	42,092	77,116	52,811
Interest expense	(18,411)	(15,715)	(35,356)	(25,991)
Other income, net	1,118	3,310	3,223	6,657
Income before provision for income taxes	39,393	29,687	44,983	33,477
Income tax provision	13,413	7,883	14,136	6,427
Net income	$25,980	$21,804	$30,847	$27,050
Earnings per share
Basic	$0.54	$0.43	$0.64	$0.53
Diluted	$0.54	$0.42	$0.63	$0.52
Common shares and equivalents outstanding
Basic weighted average shares	47,784,062	50,747,337	48,104,780	51,399,853
Diluted weighted average shares	48,248,057	51,677,418	48,786,793	52,371,927
Other comprehensive income (loss)
Foreign currency translation adjustment	$7,324	$339	$10,583	$(846)
Unrealized (loss) gain on derivative instruments, net of tax	(5,314)	(1,386)	(12,006)	2,709
Total other comprehensive income (loss)	2,010	(1,047)	(1,423)	1,863
Comprehensive income	$27,990	$20,757	$29,424	$28,913

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2025	2024
Cash flows from operating activities
Net income	$30,847	$27,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,346	60,553
Provision for credit losses and sales returns	3,780	519
Stock-based compensation expense	49,422	57,856
Deferred taxes	(653)	(18,810)
Amortization of deferred financing costs and discount	1,346	984
Loss on disposition of businesses	—	1,561
Other non-cash adjustments	(5,407)	2,462
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(64,984)	(53,062)
Prepaid expenses and other assets	(8,910)	(2,473)
Trade accounts payable	(8,408)	19,146
Accrued expenses and other liabilities	(10,208)	(13,579)
Deferred revenue	38,158	36,228
Net cash provided by operating activities	68,329	118,435
Cash flows from investing activities
Purchase of property and equipment	(1,311)	(6,118)
Capitalized software development costs	(27,787)	(28,392)
Cash used in disposition of business	(12,235)	(1,179)
Other investing activities	—	(5,029)
Net cash used in investing activities	(41,333)	(40,718)
Cash flows from financing activities
Proceeds from issuance of debt	272,300	1,211,600
Payments on debt	(187,666)	(966,680)
Debt issuance costs	—	(6,458)
Employee taxes paid for withheld shares upon equity award settlement	(38,655)	(54,483)
Change in due to customers	128,582	106,851
Change in customer funds receivable	(3,262)	(2,577)
Purchase of treasury stock, including excise tax payments	(103,205)	(262,596)
Net cash provided by financing activities	68,094	25,657
Effect of exchange rate on cash, cash equivalents and restricted cash	7,212	(523)
Net increase in cash, cash equivalents and restricted cash	102,302	102,851
Cash, cash equivalents and restricted cash, beginning of period	809,512	728,257
Cash, cash equivalents and restricted cash, end of period	$911,814	$831,108
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	June 30, 2025	December 31, 2024
Cash and cash equivalents	$41,566	$67,628
Restricted cash	870,248	741,884
Total cash, cash equivalents and restricted cash in the statement of cash flows	$911,814	$809,512

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
GAAP Revenue	$281,382	$287,286	$552,043	$566,536

GAAP gross profit	$167,749	$162,586	$323,595	$315,630
GAAP gross margin	59.6%	56.6%	58.6%	55.7%
Non-GAAP adjustments:
Add: Stock-based compensation expense	3,250	3,377	5,948	7,151
Add: Amortization of intangibles from business combinations	7,020	14,639	14,072	29,302
Add: Employee severance	302	—	302	—
Subtotal	10,572	18,016	20,322	36,453
Non-GAAP gross profit	$178,321	$180,602	$343,917	$352,083
Non-GAAP gross margin	63.4%	62.9%	62.3%	62.1%

GAAP income from operations	$56,686	$42,092	$77,116	$52,811
GAAP operating margin	20.1%	14.7%	14.0%	9.3%
Non-GAAP adjustments:
Add: Stock-based compensation expense	27,252	24,286	49,422	57,856
Add: Amortization of intangibles from business combinations	7,586	15,541	15,172	31,108
Add: Employee severance	2,147	—	2,147	—
Add: Acquisition and disposition-related costs(1)	264	2,398	25,396	4,653
Add: Security Incident-related costs(2)	395	1,822	2,575	12,145
Subtotal	37,644	44,047	94,712	105,762
Non-GAAP income from operations	$94,330	$86,139	$171,828	$158,573
Non-GAAP operating margin	33.5%	30.0%	31.1%	28.0%

GAAP income before provision for income taxes	$39,393	$29,687	$44,983	$33,477
GAAP net income	$25,980	$21,804	$30,847	$27,050

Shares used in computing GAAP diluted earnings per share	48,248,057	51,677,418	48,786,793	52,371,927
GAAP diluted earnings per share	$0.54	$0.42	$0.63	$0.52

Non-GAAP adjustments:
Add: GAAP income tax provision	13,413	7,883	14,136	6,427
Add: Total non-GAAP adjustments affecting income from operations	37,644	44,047	94,712	105,762
Non-GAAP income before provision for income taxes	77,037	73,734	139,695	139,239
Assumed non-GAAP income tax provision(3)	18,874	18,065	34,225	34,114
Non-GAAP net income	$58,163	$55,669	$105,470	$105,125

Shares used in computing non-GAAP diluted earnings per share	48,248,057	51,677,418	48,786,793	52,371,927
Non-GAAP diluted earnings per share	$1.21	$1.08	$2.16	$2.01
(1)Includes charges of $24.3 million incurred during the six months ended June 30, 2025 related to the release from our lease for office space in Washington, DC (which was acquired as part of our acquisition of EVERFI in December 2021).
(2)Includes Security Incident-related costs incurred during the three months ended June 30, 2025 which were insignificant for on-going legal fees, during the six months ended June 30, 2025 of $2.6 million, which included approximately $1.1 million in aggregate accruals for loss contingencies and during the three and six months ended June 30, 2024 of $1.8 million and $12.1 million, respectively, which included approximately $0.0 million and $7.0 million, respectively, in aggregate accruals for loss contingencies. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. As of June 30, 2025, we have recorded approximately $1.6 million in aggregate liabilities for loss contingencies that we believed we could reasonably estimate in accordance with our loss contingency procedures. Our liabilities for loss contingencies are recorded in accrued expenses and other current liabilities on our unaudited, condensed consolidated balance sheets. It is reasonably possible that our estimated actual losses may change in the near term for those matters, but we believe that they are not reasonably likely, either separately or in the aggregate, to have a material adverse impact on our results of operations, cash flows or financial condition.
(3)We apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
GAAP revenue	$281,382	$287,286	$552,043	$566,536
GAAP revenue growth	(2.1)%		(2.6)%
Less: Non-GAAP revenue from divested businesses(1)	—	(23,756)	—	(47,165)
Non-GAAP organic revenue(2)	$281,382	$263,530	$552,043	$519,371
Non-GAAP organic revenue growth	6.8%		6.3%

Non-GAAP organic revenue(2)	$281,382	$263,530	$552,043	$519,371
Foreign currency impact on non-GAAP organic revenue(3)	(1,910)	—	(1,612)	—
Non-GAAP organic revenue on constant currency basis(3)	$279,472	$263,530	$550,431	$519,371
Non-GAAP organic revenue growth on constant currency basis	6.0%		6.0%

GAAP recurring revenue	$275,631	$281,376	$539,681	$552,894
GAAP recurring revenue growth	(2.0)%		(2.4)%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	(23,418)	—	(45,472)
Non-GAAP organic recurring revenue(2)	$275,631	$257,958	$539,681	$507,422
Non-GAAP organic recurring revenue growth	6.9%		6.4%

Non-GAAP organic recurring revenue(1)	$275,631	$257,958	$539,681	$507,422
Foreign currency impact on non-GAAP organic recurring revenue(3)	(1,894)	—	(1,617)	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$273,737	$257,958	$538,064	$507,422
Non-GAAP organic recurring revenue growth on constant currency basis	6.1%		6.0%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses in the prior period. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
GAAP net income	$25,980	$21,804	$30,847	$27,050
Non-GAAP adjustments:
Add: Interest, net	16,443	12,900	31,733	21,128
Add: GAAP income tax provision	13,413	7,883	14,136	6,427
Add: Depreciation	2,667	3,253	5,642	6,328
Add: Amortization of intangibles from business combinations	7,586	15,541	15,172	31,108
Add: Amortization of software development costs(1)	12,304	12,639	24,176	24,729
Subtotal	52,413	52,216	90,859	89,720
Non-GAAP EBITDA	$78,393	$74,020	$121,706	$116,770
Non-GAAP EBITDA margin(2)	27.9%		22.0%

Non-GAAP adjustments:
Add: Stock-based compensation expense	$27,252	$24,286	$49,422	$57,856
Add: Employee severance	2,147	—	2,147	—
Add: Acquisition and disposition-related costs(3)	264	2,398	25,396	4,653
Add: Security Incident-related costs(3)	395	1,822	2,575	12,145
Subtotal	30,058	28,506	79,540	74,654
Non-GAAP adjusted EBITDA	$108,451	$102,526	$201,246	$191,424
Non-GAAP adjusted EBITDA margin(4)	38.5%		36.5%

Rule of 40(5)	45.3%		42.8%

Non-GAAP adjusted EBITDA	$108,451	$102,526	$201,246	$191,424
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(1,096)	(88)	(891)	(503)
Non-GAAP adjusted EBITDA on constant currency basis(6)	$107,355	$102,438	$200,355	$190,921
Non-GAAP adjusted EBITDA margin on constant currency basis	38.4%		36.4%

Rule of 40 on constant currency basis(7)	44.4%		42.4%
(1)Includes amortization expense related to software development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Six months ended June 30,
	2025	2024
GAAP net cash provided by operating activities	$68,329	$118,435
GAAP operating cash flow margin	12.4%	20.9%
Non-GAAP adjustments:
Less: purchase of property and equipment	(1,311)	(6,118)
Less: capitalized software development costs	(27,787)	(28,392)
Non-GAAP free cash flow	$39,231	$83,925
Non-GAAP free cash flow margin	7.1%	14.8%
Non-GAAP adjustments:
Add: Security Incident-related cash flows	2,473	5,822
Non-GAAP adjusted free cash flow	$41,704	$89,747
Non-GAAP adjusted free cash flow margin	7.6%	15.8%